UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 25, 2007

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2007, we received a four-vehicle letter contract from the U.S. Marine Corps for testing, production and sustainability for its Mine Resistant Ambush Protected (MRAP) vehicle program. The work under this contract will be performed by Force Dynamics, LLC, our joint venture with General Dynamics Land Systems, Inc.

We believe the award of this contract improves the likelihood we will receive a significant follow on delivery order for our Cougar vehicles under Category Two of the MRAP program, since we are the only contractor among those selected that has an existing production line for vehicles with a demonstrated record of performance in combat conditions. We are thus already positioned ahead of the other potential contractors in the critical areas of availability and survivability.

The foregoing description of the terms and conditions of the letter contract is qualified in its entirety by, and made subject to, the more complete information set forth in the letter contract filed as exhibit 10.1, incorporated herewith.

This report contains forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-K and other reports filed with the Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Letter Contract issued to the Company by the United States Marine Corps dated January 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date February 5, 2007

/s/ Gordon McGilton
(Signature)

Name: Gordon McGilton
Title: Chief Executive Officer